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                                                                   EXHIBIT 11.01


                            CARDIOGENESIS CORPORATION
                      COMPUTATION OF NET LOSS PER SHARE(1)
                      (in thousands, except per share data)
                                   (unaudited)

                                                       Three Months Ended September 30      Nine Months Ended September 30
                                                       -------------------------------      ------------------------------
                                                            1995             1996                 1995            1996
                                                       -------------   ---------------      ---------------  -------------
 Weighted average common shares outstanding
        for the period                                           --            7,708                   --           3,853
 Common equivalent shares pursuant to Staff
       Accounting Bulletin No. 83                             4,229            4,229                4,229           4,229
                                                            -------         --------              -------         -------
 Shares used in per share calculation                         4,229           11,937                4,229           8,082
                                                            =======         ========              =======         =======
 Net loss                                                   $(1,244)        $ (1,893)             $(2,878)        $(5,654)
                                                            =======         ========              =======         =======
 Net loss per share                                         $ (0.29)        $  (0.16)             $ (0.68)        $ (0.70)
                                                            =======         ========              =======         =======

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(1)      There is no difference between primary and fully diluted net loss per share for all periods presented.


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